Exhibit 99.1

Lichter, Yu and Associates, Inc.

Certified Public Accountants

21031 Ventura Blvd., suite 316

Woodland Hills, CA 91364

Tel (818)789-0265 Fax (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Quasuras, Inc.

We have audited the accompanying balance sheets of Quasuras, Inc. (the “Company”) as of March 31, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two year period ended March 31, 2017. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quasuras, Inc. as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the two year period ended March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ Lichter, Yu and Associates, Inc.

Woodland Hills, California

July 13, 2017

Quasuras, Inc.
Balance Sheets
As of March 31, 2017 and 2016

ASSETS	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$392,007	$389,623
Other current asset	306	—

TOTAL ASSETS	$392,313	$389,623

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued expenses	$8,425	$—
Payable to related party	21,256	9,784

TOTAL LIABILITIES	29,681	9,784

STOCKHOLDERS’ EQUITY
Common Stock, $0.0625 par value, 20,000,000 shares authorized, 4,400,000 and 8,000,000 shares issued and outstanding as of March 31, 2017 and 2016	275,000	500,000
Additional paid-in capital	162,782	(100,000)
Accumulated deficit	(75,150)	(20,161)
TOTAL STOCKHOLDERS’ EQUITY	362,632	379,839

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$392,313	$389,623

The accompanying notes are an integral part of the financial statements

Quasuras, Inc.
Statements of Operations
For The Years Ended March 31, 2017 and 2016

	2017	2016
Net Revenues	$—	$—

Operating Expenses:
Legal and professional expenses	17,830	17,401
General and administration expenses	11,588	4,457
Total Operating Expenses	29,418	21,858
Loss From Operations	(29,418)	(21,858)

Other Income:
Interest income	962	1,697

Loss Before Income Taxes	(28,456)	(20,161)

Provision for income taxes	800	—

Net Loss	$(29,256)	$(20,161)

Net Loss Per Share
Basic and Diluted:	$(0.005)	$(0.003)

Weighted average number of shares used in computing basic and diluted net loss per share:

Basic	5,630,769	8,000,000
Diluted	5,630,769	8,000,000

The accompanying notes are an integral part of the financial statements

Quasuras, Inc.
Statements of Cash Flows
For The Years Ended March 31, 2017 and 2016

	2017	2016
Net loss	$(29,256)	$(20,161)
Adjustments to reconcile net loss to net cash used in operating activities:	—	—

(Increase) in current assets:
Other current asset	(306)	—
Increase in current liabilities:
Accrued expenses	8,425	—
Net cash used in operating activities	(21,137)	(20,161)

CASH FLOWS FROM INVESTING ACTIVITIES	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	100,000	400,000
Repurchase of common stock	(187,951)	—
Proceeds from stock option exercised	100,000	—
Proceeds from related party, net	11,472	9,784
Net cash provided by financing activities	23,521	409,784

Net increase in cash and cash equivalents	2,384	389,623

Cash and cash equivalents, at the beginning of the period	389,623	—

Cash and cash equivalents, at the end of the period	$392,007	$389,623

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$800	$—
Interest payments	$—	$—

The accompanying notes are an integral part of the financial statements

Quasuras, Inc.
Statement of Stockholders’ Equity
For The Years Ended March 31, 2017 And 2016

					Total
	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid in Capital	Deficit	Equity

Initial stock issuance	8,000,000	$500,000	$(100,000)	$—	$400,000

Net loss for the year ended March 31, 2016	—	—	—	(20,161)	(20,161)

Balance as of March 31, 2016	8,000,000	500,000	(100,000)	(20,161)	379,839

Repurchase and cancellation of shares	(4,000,000)	(250,000)	62,049	—	(187,951)

Issuance of shares for cash	200,000	12,500	87,500	—	100,000

Stock options granted	—	—	25,733	(25,733)	—

Stock options exercised	200,000	12,500	87,500	—	100,000

Net loss for the year ended March 31, 2017	—	—	—	(29,256)	(29,256)

Balance as of March 31, 2017	4,400,000	$275,000	$162,782	$(75,150)	$362,632

The accompanying notes are an integral part of the financial statements

QUASURAS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION AND ORGANIZATION

Quasuras, Inc. was incorporated in Delaware on April 20, 2015.

Quasuras has developed a hardware technology allowing people with diabetes to receive their daily insulin in two ways, through a continuous “basal” delivery allowing a small amount of insulin to be in the blood at all times and a “bolus” delivery to address meal time glucose input and to address when the blood glucose level becomes too high.  By addressing the time and effort required to effectively treat their condition Quasuras believes it can address the less technically savvy, less motivated part of the market.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectability of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Reportable Segment

The Company has one reportable segment. The Company’s activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Sales

Cost of sales consists primarily of inventory costs, as well as warehousing costs (including the cost of warehouse labor), shipping, importation duties and charges, third party royalties, and product sampling.

Operating Overhead Expense

Operating overhead expense consists primarily of payroll and benefit related costs, rent, depreciation and amortization, professional services, and meetings and travel.

Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At March 31, 2017 and 2016, the Company had not taken any significant uncertain tax positions on its tax returns for periods ended March 31, 2017 and prior years or in computing its tax provision for 2016. Management has considered its tax positions and believes that all of the positions taken by the Company in its Federal and State tax returns are more likely than not to be sustained upon examination. The Company is subject to examination by U.S. Federal and State tax authorities for the period ended March 31, 2016 to the present, generally for three years after they are filed.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Equivalents

Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At March 31, 2017 and 2016, the Company had $392,007 and $389,623 in cash. Deposits at the banks are insured up to $250,000 by the National Credit Union Administration. The Company’s uninsured portion of the balances held at the banks aggregated to approximately $142,007 and $139,623, respectively, as of March 31, 2017 and 2016. No reserve has been made in the financial statements for any possible loss due to any financial institution failure. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of March 31, 2017 and 2016, the Company had no inventory.

Property, Plant & Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three to 10 years; computer equipment, two to three years; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2017 and 2016, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Earnings Per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the years ended March 31, 2017 and 2016:

	2017	2016
Net Loss	$(29,256)	$(20,161)

Net Loss Per Share
Basic and Diluted:	$(0.005)	$(0.003)

Weighted average number of shares used in computing basic and diluted net loss per share:

Basic	5,630,769	8,000,000
Diluted	5,630,769	8,000,000

Recently Issued Accounting Pronouncements

In November 2015, the Financial Accounting Standards Board (FASB) issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes” (ASU 2015-17), which changes how deferred taxes are classified on the balance sheet and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities” (ASU 2016-01), which requires equity investments that are not accounted for under the equity method of accounting to be measured at fair value with changes recognized in net income and updates certain presentation and disclosure requirements. ASU 2016-01 is effective beginning after December 15, 2017. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which requires lessees to recognize right-of-use assets and lease liabilities, for all leases, with the exception of short-term leases, at the commencement date of each lease. This ASU requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted. The amendments of this update should be applied using a modified retrospective approach, which requires lessees and lessors to recognize and measure leases at the beginning of the earliest period presented. The adoption of this guidance is not expected to have a material impact on the Company’s results of operations, financial position or disclosures.

In March 2016, the FASB issued ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting.” The guidance simplifies accounting for share-based payments, most notably by requiring all excess tax benefits and tax deficiencies to be recorded as income tax benefits or expense in the income statement and by allowing entities to recognize forfeitures of awards when they occur. This new guidance is effective for annual reporting periods beginning after December 15, 2016 and may be adopted prospectively or retroactively. The Company is currently evaluating the impact the adoption of this standard would have on its financial condition, results of operations and cash flows.

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance in the new revenue standard on collectability, noncash consideration, presentation of sales tax, and transition. The amendments are intended to address implementation issues and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. The new guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods, which will be our interim period beginning January 1, 2018. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods with that reporting period. The Company is currently evaluating the impact of adopting this standard on its c financial statements.

In August 2016, the FASB issued ASU 2016-15, regarding ASC Topic 230 “Statement of Cash Flows.” This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted. The Company does not expect the adoption of this standard to have a significant effect on its financial statements.

In January 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are a SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018, however, early adoption is permitted with prospective application to any business development transaction.

In February 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-06, “Plan Accounting: Defined Benefit Pension Plans (Topic 960); Defined Contribution Pension Plans (Topic 962); Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting.” Among other things, the amendments require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively. The amendments also remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments. The amendments require all plans to disclose: (a) their master trust’s other asset and liability balances; and (b) the dollar amount of the plan’s interest in each of those balances. Lastly, the amendments eliminate redundant investment disclosures (e.g., those required by Topics 815 and 820) relating to 401(h) account assets. Effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments should be applied retrospectively to each period for which financial statements are presented. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements.

In February 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-05, “Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.” The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. Effective at the same time as the amendments in Update 2014-09, Revenue from Contracts with Customers (Topic 606). Therefore, public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the amendments in this Update to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the amendments in this Update to annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. All other entities may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance. An entity is required to apply the amendments in this Update at the same time that it applies the amendments in Update 2014-09. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

There were no other new accounting pronouncements during the year ended March 31, 2017 that we believe would have a material impact on our financial position or results of operations.

Note 2 –PROMISSORY NOTE

On June 1, 2016, the Company entered into a promissory note receivable agreement with the major shareholder for $364,231.49. The amount was unsecured, non-interest bearing and due by December 31, 2016. There was no pre-payment penalty. The shareholder repaid all the amounts borrowed from the Company, by the due date. As of March 31, 2017, no balance was owed to the Company.

Note 3 – ACCRUED EXPENSES

As of March 31, 2017 and 2016, accrued expenses amounted to $8,425 and $0, respectively. Accrued expenses comprised of accrued legal and professional charges as of March 31, 2017.

	2017	2016
Accrued legal and professional	$8,425	$—
	$8,425	$—

Note 4 – PAYABLE TO RELATED PARTY

Payable to related party comprises of the amounts paid by the major shareholder on behalf of the Company. The payable is unsecured, non- interest bearing and due on demand. As of March 31, 2017 and 2016, respectively, the payable to related party amounted to $21,256 and $9,784.

Note 5 – INCOME TAXES

Based on the available information and other factors, management believes it is more likely than not that the net deferred tax assets at, March 31 2017 and 2016 will not be fully realizable. Accordingly, management has recorded a full valuation allowance against its net deferred tax assets at, March 31 2017 and 2016. At March 31 2017 and 2016, the Company had federal net operating loss carry-forwards of approximately $20,000 and $30,000, respectively, expiring beginning in 2036.

Deferred tax assets consist of the following components:

	2017	2016
Net loss carryforward	$30,000	$20,000
Valuation allowance	$(30,000)	$(20,000)
Total deferred tax assets	$—	$—

Note 6 – CORPORATE SPLIT OFF AND REORGANIZATION

In August 2016, the Company entered into a corporate split off and reorganization agreement with the founders. Pursuant to the agreement, the Company paid $187,951, representing half of the assets of the Company, to a newly formed organization, in exchange for 60,000 shares of common stock of the New Company. These 60,000 shares constituted all the outstanding shares of the New Company. The Company exchanged the 60,000 shares of New Company for 4,000,000 shares of the common stock of Quasuras, held by the founders. This transaction has been recorded in the books as a share repurchase and subsequent cancellation of shares.

Note 7 – STOCKHOLDERS’ EQUITY

Common Stock

During the year ended March 31, 2016, the Company issued 8,000,000 shares of the Company’s common stock, at $0.05, to the founder in exchange for cash of $400,000.

In August 2016, the Company entered into a corporate split off and reorganization agreement with the founders (Note 7). Pursuant to the agreement, the Company paid $187,951 and repurchased 4,000,000 shares. The 4,000,000 shares were cancelled.

On January 31, 2017, the Company entered into a common share purchase agreement with the founder and two other individuals. Pursuant to the agreement, the purchasers will provide funding to the Company in return for shares of the Company. The Company granted an option to the founder to purchase 600,000 shares of the Company at the rate of $0.50 per share for a term of 180 days.

The Company issued 200,000 shares of common stock of the Company to the two individuals at the rate of $0.50 for $100,000, pursuant to the common share purchase agreement.

The founder exercised part of the option and purchased 200,000 shares of the Company. The Company issued 200,000 shares of common stock of the Company pursuant to the exercise of the option in return for $100,000.

Stock Options

On January 31, 2017, the Company entered into a common share purchase agreement with the founder and two other individuals. Pursuant to the agreement, the purchasers will provide funding to the Company in return for shares of the Company. The Company granted an option to the founder to purchase 600,000 shares of the Company at the rate of $0.50 per share for a term of 180 days. The Company determined the fair value of the options using the Black – Scholes model and recorded a deemed dividend of $25,733 for the options. The founder exercised part of the option and purchased 200,000 shares of the Company in February 2017. As of March 31, 2017, 400,000 options are still outstanding. The variables used for the Black –Scholes model are as listed below:

•	Volatility: 30%

•	Risk free rate of return: 0.64%

Expected term: 180 days

Equity Incentive Plan

In December 2016, the board approved the 2016 Equity Incentive Plan (the “2016 Plan”) which provides for the grant of equity-based awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, to eligible participants. The aggregate number of shares reserved and available for award under the 2016 Plan was 3,000,000. The 2016 Plan contemplates the issuance of common stock upon exercise of options or other awards granted to eligible persons under the 2016 Plan. Shares issued under the 2016 Plan may be both authorized and unissued shares or previously issued shares acquired by the Company. Upon termination or expiration of an unexercised option, stock appreciation right or other stock-based award under the 2016 Plan, in whole or in part, the number of shares of common stock subject to such award again becomes available for grant under the 2016 Plan. Any shares of restricted stock forfeited as described below will become available for grant. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Options granted under the 2016 Plan are not generally transferable and must be exercised within 10 years, subject to earlier termination upon termination of the option holder’s employment, but in no event later than the expiration of the option’s term. The exercise price of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant (except in connection with the assumption or substitution for another option in a manner qualifying under Section 424(a) of the Internal Revenue Code of 1986, as amended. Incentive stock options granted to any participant who owns 10% or more of the Company’s outstanding common stock (a “Ten Percent Shareholder”) must have an exercise price equal to or exceeding 110% of the fair market value of a share of our common stock on the date of the grant and must not be exercisable for longer than five years. Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee.

The plan is subject to approval by the stockholders of the Company within twelve (12) months after the date the plan is adopted by the board is subject to shareholder approval. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the plan, or (b) the earlier of the most recent board or stockholder approval of an increase in the number of shares reserved for issuance under the plan.

As of March 31, 2017, no options have been granted under the 2016 Plan.

Note 8 – SUBSEQUENT EVENTS

On July 12, 2017, the Company entered into a royalty agreement with the founder and major shareholder. Pursuant to the agreement, the founder and major shareholder is assigning and transferring all of his rights in the intellectual property in return for royalty payments. The Company shall pay royalty to the founder on any sales of the royalty product sold or otherwise commercialized by the Company, equal to (a) US$0.75 on each sale of a royalty product, or (b) 5% of the gross sale price of the royalty product, whichever is less. The royalty payments shall cease and this agreement shall terminate, at such time as the total sum of royalty payments actually paid to the founder, pursuant to this agreement, reaches $10,000,000. The Company shall have the option to terminate this agreement at any time upon payment, to the founder, of the difference between total royalty payments actually made to him to date and the sum of $10,000,000. All payments of the royalties, if due, for the preceding quarter, shall be made by the Company within thirty days after the calendar quarter.